CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DONEGAL GROUP INC.

                  UNDER SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

         Donegal Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of Donegal Group Inc. (the
"Corporation"), at a meeting of the Board of Directors held on March 16, 1998 pursuant to notice duly given, duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article 4(a) of the Certificate of Incorporation of Donegal Group Inc. is hereby amended and restated to provide in full as follows:

                           "4.(a) The aggregate number of shares which the Corporation shall have authority to issue is: Fifteen Million shares of Common Stock of the par value of One Dollar ($1.00) per share (the "Common Stock") and One Million shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock")."

         SECOND: Thereafter, pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on April 16, 1998, the holders of a majority of the outstanding shares entitled to vote thereon voted in favor of the approval and adoption of the amendment.

         THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Donegal H. Nikolaus, its President and Chief Executive Officer, and Ralph G. Spontak, its Senior Vice President, Chief Financial Officer and Secretary, this 20th day of April, 1998.

(SEAL)                                DONEGAL GROUP INC.

                                      By:_____________________________
                                          Donald H. Nikolaus
                                          President and Chief Executive Officer

ATTEST:

By:_____________________________
   Ralph G. Spontak,
   Senior Vice President,
   Chief Financial Officer and Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DONEGAL GROUP INC.

         1.       The name of the Corporation is Donegal Group Inc.

         2. The address of its registered office is 1220 Market Street Building, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Wilmington Corporate Services, Inc.

         3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4.       (a)      The aggregate number of shares which the
                           Corporation shall have authority to issue is: Ten
                           Million (10,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the
                           "Common Stock") and One Million (1,000,000) shares of
                           Series Preferred Stock of the par value of One Dollar
                           ($1.00) per share (the "Preferred Stock").

                  (b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article Four, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the General Corporation Law, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                           (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                           (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative and the date or dates, if any, from which dividends thereon shall be cumulative;

                           (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                           (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

                           (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

                           (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

                           (c) All shares of Preferred Stock of the same Series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that to the extent not otherwise limited in this Article Four any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs
                                    (b) (i) to (vii) inclusive of this Article
                                    Four.

                           (d) Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise as long as any shares of Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

                           (e) All shares of Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the particular series of Preferred Stock shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

                           (f) Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share thereof held. In all instances in which voting rights are granted to Preferred Stock or any series thereof, such Preferred Stock or series shall vote with the Common Stock as a single class, except with respect to any vote for the approval of any merger, consolidation, liquidation or dissolution of the Corporation and except as otherwise provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law.

                                    (g) In the event of any liquidation,
                                    dissolution or winding up of the
                                    Corporation, whether voluntary or
                                    involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

                           (h) In the event that Preferred Stock of any series shall be made redeemable as provided in subparagraph (b)(iii) of this Article Four, the Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to such series of Preferred Stock.

                  5. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  6. The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for any breach of the fiduciary duty as a director; provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper benefit.

                  7. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the By-laws of the Corporation. The Directors need not be elected by ballot unless required by the By-laws of the Corporation.

                  8. In the furtherance and not in limitation of the objects, purposes and powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to made, amend and repeal the By-laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

                  9.       The Corporation is to have perpetual existence.

                  10. Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the

                           Corporation may be kept, subject to any provisions contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                  11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  12. The name and address of the Incorporator is John L. Olsen, Esquire, c/o Duane, Morris & Heckscher, 1220 Market Street Building, P.O. Box 195, Wilmington, Delaware 19899.

                  13. The powers of Incorporator shall terminate upon the election of directors.

         I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do hereby certify that this is my act and deed and the facts herein stated are true; and accordingly, have hereunto set my hand and seal this 26th day of August, 1986.

                                           ____________________________(SEAL)
                                           John L. Olsen, Incorporator